EXHIBIT 32

Certification pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934,

as amended, and 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, the Chief Executive Officer and Chief Financial Officer of QLogic Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarter ended December 29, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PRASAD L. RAMPALLI
Prasad L. Rampalli
Chief Executive Officer

/s/ JEAN HU
Jean Hu
Chief Financial Officer

Dated: February 6, 2014

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, except to the extent that the Company specifically incorporates it by reference and regardless of any general incorporation language in such filing.